UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2015

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225 5224

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Section 3 — Securities and Trading Markets

Item 3.03	Material Modifications to Rights of Security Holders.

On November 30, 2015, the Board of Directors of CA, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.10 per share (“Common Stock”), of the Company held of record at the close of business on December 11, 2015 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be payable upon the certification by The NASDAQ Stock Market to the Securities and Exchange Commission that the Rights have been approved for listing and registration. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of November 30, 2015 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a share of Participating Preferred Stock, Class A, no par value (“Participating Preferred Stock, Class A”), for $120 (the “Exercise Price”), subject to adjustment. The Company’s previous stockholder protection rights agreement, dated as of November 8, 2012, expired on the close of business on November 30, 2015, and the Rights Agreement became effective immediately following such expiration (the “Effective Time”).

The Rights will be evidenced by the Common Stock certificates (or, in the case of uncertificated shares of Common Stock, by the registration of the associated Common Stock on the Company’s stock transfer books) until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of Director of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A

Page 2 of 10 Pages

Stock Acquisition Date means the earlier of (a) the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person or (b) the date on which any Acquiring Person has acquired more than 50% of the Company’s Common Stock excluding for this purpose any shares determined to be constructively owned. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 20% or more of the outstanding shares of Common Stock at any time after the Effective Time, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any Person who is the Beneficial Owner of 20% or more of the outstanding Common Stock at the Effective Time and who continuously thereafter is the Beneficial Owner of 20% or more of the outstanding Common Stock or who shall become the Beneficial Owner of 20% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, in each case, until such time as such Person becomes the Beneficial Owner (other than through a reclassification, stock split or a stock dividend) of additional shares of Common Stock that, in the aggregate, amounts to 0.1% or more of the outstanding shares of Common Stock, or any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Stock after the time of the first public announcement of the Rights Agreement solely as a result of an acquisition by the Company of shares of Common Stock until such time after the public announcement by the Company of such repurchases as such Person becomes the Beneficial Owner (other than by means of a reclassification, stock dividend or stock split) of additional shares of Common Stock that, in the aggregate, amounts to 0.1% or more of the outstanding shares of Common Stock or the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Common Stock by such Person or any of such Person’s Affiliates or Associates (as set forth in the Rights Agreement), (iii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 20% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its Affiliates and Associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant. For the avoidance of doubt, (x) Mr. Martin Haefner and Ms. Eva Maria Bucher-Haefner (together, the “Haefners”) and their respective Affiliates and Associates shall not be or become an Acquiring Person on account of the Beneficial Ownership of Common Stock by any of them, so long as the Haefners and their respective Affiliates and Associates (other than the Company and its Subsidiaries) do not, in the aggregate, Beneficially Own more than 25% of the shares of outstanding Common Stock; provided, further, that any of such Persons shall also not be an Acquiring Person if such Person becomes the Beneficial Owner of in excess of 25% solely as a result of (1) an acquisition by the Company of

Page 3 of 10 Pages

shares of Common Stock or (2) the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Common Stock by such Person or any of such Person’s Affiliates or Associates; and (y) no Successor of the Haefners or any Affiliate or Associate of such Successor, shall become an Acquiring Person on account of Common Stock received directly or indirectly from the Haefners, so long as such Successor, Affiliate or Associate does not, in the aggregate, Beneficially Own more than 25% of the outstanding shares of Common Stock, except solely as a result of the actions set forth in clauses (1) or (2) above. Beneficial Ownership includes, solely for purposes of determining whether any Person is an Acquiring Person, constructive ownership of shares in respect of which a Person has a Synthetic Long Position (as defined in the Rights Agreement). The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on the first anniversary of the date of the Rights Agreement, unless the Rights Agreement is ratified by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a stockholders meeting held on or prior to such date, in which case the expiration time shall be the third anniversary of the Effective Time and unless, for purposes of this clause (ii), extended by action of the Board of Directors of the Company (in which case the applicable time shall be the time to which it has been so extended); (iii) immediately prior to the effective time of a consolidation, merger or statutory share exchange that does not constitute a Flip-Over Transaction or Event (as defined below) in which the Common Stock is converted into, or into the right to receive, another security, cash or other consideration; and (iv) the date on which the Rights are redeemed as described below (collectively, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

Page 4 of 10 Pages

In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock (excluding for this purpose any shares determined to be constructively owned), elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors of the Company (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, Class A, at a ratio of one one-thousandth of a share of Participating Preferred Stock, Class A for each share of Common Stock so issuable.

In the event that prior to the Expiration Time the Company enters into an agreement with respect to, consummates or permits to occur a transaction or series of transactions after a Flip-in Date such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, immediately prior to the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 50% or more of the outstanding shares of Common Stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or its Associate or Affiliate or, (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the

Page 5 of 10 Pages

time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a “Flip-over Transaction or Event”), the Company shall not enter into, consummate or permit to occur such Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.001 per Right) (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held. In addition, if the Company receives a Qualified Offer (as defined below), then the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board of Directors of the Company upon the written notice of the holders of at least 10% of Common Stock then outstanding (other than Common Stock held by the offeror or its Affiliates and Associates) for the purpose of voting on a resolution authorizing the redemption of the Rights pursuant to the provisions of the Rights Agreement. The written notice must be received by the Company not earlier than 60 nor later than 80 business days following the commencement of a Qualified Offer that has not been terminated prior thereto and that continues to be a Qualified Offer. The special meeting must be held on or prior to the 90th business day following Company’s receipt of such notice. Such an action by the shareholders requires the affirmative vote of a majority of all Common Stock entitled to vote on such issue (excluding Common Stock held by the offeror and its Affiliates or Associates). If either (A) the special meeting is not held on or prior to the 90th business day following receipt of the special meeting notice, or (B) at the special meeting, the requisite holders of Common Stock vote in favor of the redemption resolution, then all of the Rights will be deemed redeemed by such failure to hold the special meeting or as a result of such shareholder action, as the case may be, at the Redemption Price, or the Board of Directors of the Company shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer, effective immediately prior to the consummation of the Qualified Offer if, and only if, the Qualified Offer is consummated within 60 days

Page 6 of 10 Pages

after either (x) the close of business on the 90th business day following receipt of the special meeting notice if a special meeting is not held on or prior to such date or (y) the date on which the results of the vote on the redemption resolution at the special meeting are certified as official, as the case may be.

“Qualified Offer” means an offer that has each of the following characteristics:

•	a fully financed all-cash tender offer or an exchange offer offering common shares of the offeror or a combination of cash and common shares of the offeror, in each such case for any and all of the outstanding Common Stock of the Company;

•	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

•	an offer that within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Stock is either unfair or inadequate;

•	an offer that is subject only to the minimum tender condition described below and other usual and customary terms and conditions, which conditions shall not include any financing, funding, due diligence or similar condition, which offer may include a condition that no material change has occurred in the Company;

•	an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 60 business days and, if a special meeting is duly requested under the redemption provisions, for, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting notice, for at least 10 business days following such 90 business day period;

•	an offer that is conditioned on a minimum of at least 50% of the outstanding Common Stock (other than Common Stock held by the offeror) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

•	an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all Common Stock not tendered into the offer will be acquired at the same amount and form of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

•	an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, change the form of consideration offered, reduce the number of shares being sought, or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder; and

Page 7 of 10 Pages

•	if the offer includes common shares of the offeror, (A) the offeror is a publicly owned United States corporation, and its common shares are freely tradable and are listed or admitted to trading on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, (B) no shareholder approval of the offeror is required to issue such common shares or, if required, such approval has already been obtained, (C) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the Common Stock or any existing holder of 20% or more of the Common Stock who shall acquire Common Shares amounting to 0.1% of the outstanding Common Shares, unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed, or the Rights Agreement terminated, on or prior to the Flip-in Date, before the consummation of such transaction.

As of November 23, 2015 there were 589,695,081 shares of Common Stock issued (of which 416,693,982 shares were outstanding and 173,001,099 shares were held in treasury) and 92,274,748 shares reserved for issuance pursuant to employee benefit plans and convertible securities, if any. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock, Class A) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Section 9 — Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

4.1	Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock, Class A.

99.1	Press release, dated December 1, 2015, issued by the Company.

Page 8 of 10 Pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

By	/s/ Lawrence M. Egan, Jr.
Name:	Lawrence M. Egan, Jr.
Title:	Senior Vice President, Chief Counsel, Corporate Governance and Assistant Secretary

Date: December 1, 2015

Page 9 of 10 Pages

EXHIBIT INDEX

Exhibit No.	Description

4.1	Stockholder Protection Rights Agreement, dated as of November 30, 2015 (the “Rights Agreement”), between CA, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock, Class A of the Company.

99.1	Press release, dated December 1, 2015, issued by the Company.

Page 10 of 10 Pages